                                SEI INDEX FUNDS

                                   Rule 18f-3
                              Multiple Class Plan


                                December 4, 1995



          SEI Index Funds (the "Trust"), a registered investment company that currently consists of a number of separately managed funds, has elected to rely on Rule 18f-3 under the Investment Company Act of 1940, as amended (the "1940 Act"), in offering multiple classes of shares in each fund listed on Schedule A hereto (each a "Fund" and together the "Funds").

A.      ATTRIBUTES OF SHARE CLASSES

          1. The rights of each class of shares of the Funds shall be as set forth in the respective Certificate of Class Designation for each class (each a "Certificate") as each such Certificate is approved by the Trust's Board of Trustees and as attached hereto as Exhibits.

          2. With respect to each class of shares created hereunder, each share of a Fund will represent an equal pro rata interest in the Fund and will have identical terms and conditions, except that: (i) each new class will have a different class name (or other designation) that identifies the class as separate from any other class; (ii) each class will be offered and sold only to investors meeting the qualifications set forth in the Certificate and disclosed in the Trust's Prospectus; (iii) each class will separately bear any distribution fees that are payable in connection with a distribution plan adopted pursuant to Rule 12b-1 under the 1940 Act (a "Distribution Plan"), and separately bear any other service fees ("service fees") that are payable under any service agreement entered into with respect to that class which are not contemplated by or within the scope of the Distribution Plan; (iv) each class may bear, consistent with rulings and other published statements of position by the Internal Revenue Service, the expenses of the Fund's operations which are directly attributable to such class ("Class Expenses"); and (v) shareholders of each class will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to such class (such as a Distribution Plan or service agreement relating to such class), and will have separate voting rights on any matter submitted to shareholders in which the interests of that class differ from the interests of any other class.

B.      EXPENSE ALLOCATIONS

          With respect to each Fund, the expenses of each class shall be allocated as follows: (i) any Rule 12b-1 fees relating to a particular class of shares associated with a Distribution Plan or service fees relating to a particular class of shares are (or will be) borne exclusively by that class;
(ii) any incremental transfer agency fees relating to a particular class are (or will be) borne exclusively by that class; and (iii) Class Expenses relating to a particular class are (or will be) borne exclusively by that class.

               Non-class specific expenses shall be allocated in accordance with Rule 18f-3(c).

C.      AMENDMENT OF PLAN; PERIODIC REVIEW

          This Plan must be amended to properly describe (through additional exhibits hereto) each new class of shares upon its approval by the Board.

          The Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust as defined in the 1940 Act, must review this Plan at least quarterly for its continued appropriateness, and must approve any material amendment of the Plan as it relates to any class of any Fund covered by the Plan. In approving any material amendment to the Plan, the Trustees, including a majority of the Trustees who are not interested persons of the Trust, must find that the amendment is in the best interests of each class individually and the Trust as a whole.

                                                                       Exhibit A


                           SEI ASSET ALLOCATION TRUST
                        CERTIFICATE OF CLASS DESIGNATION


                                 Class A Shares


1.  Class-Specific Distribution Arrangements, Other Expenses

       Class A shares are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to .05% of each Fund's average daily net assets attributable to the Class A shares. The Distributor may receive up to
 .05% of each Fund's average daily net assets attributable to the Class A shares as reimbursement for expenses associated with (a) incremental printing costs incurred in producing for and distributing to persons other than current shareholders of the Fund the reports, prospectuses notices and similar materials that are prepared by the Fund for current shareholders, (b) the cost of complying with state and federal laws pertaining to the Class A shares, (c) advertising, (d) the costs of preparing, printing and distributing any literature used in connection with the offering of the Fund's Class A shares and not covered by (a), and (e) expenses incurred in connection with the promotion and sale of the Fund's Class A shares including, without limitation. travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

2.     Eligibility of Purchasers

       Class A Shares do not require a minimum initial investment and are available only to financial institutions and intermediaries.

3.  Exchange Privileges

       Class A Shares of each Fund may be exchanged for Class A Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to and applicable limitations resulting from the closing of Funds to new investors.

4.     Voting Rights

       Each Class A shareholder will have one vote for each full Class A Share held and a fractional vote for each fractional Class Share A held. Class A shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to Class A (such as a distribution plan or service agreement relating to Class A), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class A Shareholders differ from the interests of holders of any other class.

5.  Conversion Rights

       Class A Shares do not have a conversion feature.

                                   Schedule A
                                   ----------


                                SEI Index Funds


Fund
----


S&P 500 Index Portfolio

                                                                       Exhibit B


                                SEI INDEX FUNDS
                        CERTIFICATE OF CLASS DESIGNATION


                                Class E Shares


1.     Class-Specific Distribution Arrangements; Other Expenses

       The Class E shares (the "Shares") are sold without a load or sales charge, but are subject to a Rule 12b-1 fee. The Trust, on behalf of the applicable Fund, will make monthly payments to the Distributor under the Distribution Plan approved by the Board of Trustees at an annual rate of up to
 .20% of each Fund's average daily net assets attributable to the Shares. The Distributor may receive up to .05% of each Fund's average daily net assets attributable to the Shares as reimbursement for expenses associated with (a) incremental printing costs incurred in producing for and distributing to persons other than current shareholders of the Fund the reports, prospectuses, notices and similar materials that are prepared by the Fund for current shareholders,
(b) advertising, (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Fund's Shares and not covered by (a), and (d) expenses incurred in connection with the promotion and sale of the Fund's Shares including, without limitation. travel and communication expenses and expenses for the compensation of and benefits for sales personnel. In addition. the Distributor may receive up to .15% of each Fund's average daily net assets attributable to the Shares to compensate it for distribution assistance or the provision of shareholder services.

2.     Eligibility of Purchasers

       The Shares do not require a minimum initial investment and are available only to financial institutions and intermediaries.

3.  Exchange Privileges

       The Shares of each Fund may be exchanged for Shares of each other Fund of the Trust in accordance with the procedures disclosed in the Fund's Prospectus and subject to any applicable limitations resulting from the closing of Funds to new investors.

4.     Voting Rights

       Each Class E shareholder will have one vote for each full Share held and a fractional vote for each fractional Share held. Class E shareholders will have exclusive voting rights regarding any matter submitted to shareholders that relates solely to the Shares (such as a distribution plan or service agreement relating to the Shares), and will have separate voting rights on any other matter submitted to shareholders in which the interests of the Class E shareholders differ from the interests of holders of any other class.

5.  Conversion Rights

       The Shares do not have a conversion feature.

                  AMENDED AND RESTATED DISTRIBUTION AGREEMENT
                                SEI INDEX FUNDS


        THIS AGREEMENT is made as of this 5th day of December, 1995 between SEI Index Funds (the "Trust"), a Massachusetts business trust, and SEI Financial Services Company (the "Distributor"), a Pennsylvania corporation.

        WHEREAS, the Trust is registered as an investment company with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered with the SEC under the Securities Act of 1933, as amended (the "1933 Act"); and

        WHEREAS, the Distributor is registered as a broker-dealer with the SEC under the Securities Exchange Act of 1934, as amended;

        WHEREAS, the Trust and the Distributor are parties to that certain Distribution Agreement dated July 10, 1985 (the "July Agreement");

        WHEREAS, the parties wish to amend and restate the terms of the July Agreement as set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants hereinafter contained, the Trust and the Distributor hereby agree as follows:

        ARTICLE 1. Sale of Shares. The Trust grants to the Distributor the exclusive right to sell shares (the "Shares") of the portfolios (the "Portfolios") of the Trust at the net asset value per Share, plus any applicable sales charge in accordance with the Trust's current prospectuses, as agent and on behalf of the Trust, during the term of this Agreement and subject to the registration requirements of the 1933 Act, the rules and regulations of the SEC and the laws governing the sale of securities in the various states (the "Blue Sky Laws").

        ARTICLE 2. Solicitation of Sales. In consideration of these rights granted to the Distributor, the Distributor agrees to use all reasonable efforts, consistent with its other business, in connection with the distribution of the Shares of the Trust; provided, however, that the Distributor shall not be prevented from entering into like arrangements with other issuers. The provisions of this paragraph do not obligate the Distributor to register as a broker or dealer under the Blue Sky Laws of any jurisdiction when it determines it would be uneconomical for it to do so or to maintain its registration in any jurisdiction in which it is now registered nor obligate the Distributor to sell any particular number of Shares.

        ARTICLE 3. Compensation. As compensation for providing the services under this Agreement:

        (a) The Distributor shall receive from the Trust:

            (1) all distribution and service fees, as applicable, at the rate and under the terms and conditions set forth in each Distribution and Service Plan adopted by the appropriate class of Shares of each of the Portfolios, as such Plans may be amended from time to time, and subject to any further limitations on such fees as the Board of Trustees of the Trust may impose;

            (2) all contingent deferred sales charges ("CDSC") applied on redemptions of CDSC Class Shares, as applicable, of each Portfolio on the terms and subject to such waivers as are described in the Trust's Registration Statement and current prospectuses, as amended from time to time, or as otherwise required pursuant to applicable law; and

            (3) all front-end sales charges, as applicable, on purchases of front-end load Shares of each Portfolio sold subject to such charges as described in the Trust's Registration Statement and current prospectuses, as amended from time to time. The Distributor, or brokers, dealers and other financial institutions and intermediaries that have entered into sub-distribution agreements with the Distributor, may collect the gross proceeds derived from the sale of such front-end load Shares, remit the net asset value thereof to the Trust upon receipt of the proceeds and retain the applicable sales charge.

        (b) The Distributor may reallow any or all of the distribution or service fees, CDSC and front-end sales charges which it is paid by the Trust to such brokers, dealers and other financial institutions and intermediaries as the Distributor may from time to time determine.

        (c) The Distributor may transfer its right to the payments described in this Article 3 to third persons who provide funding to the Distributor, provided that any such transfer shall not be deemed a transfer of the Distributor's obligations under this Agreement. Upon receipt of direction from the Distributor to pay such fees to a transferee, the Trust shall make payment in accordance with such direction.

        ARTICLE 4. Authorized Representations. The Distributor is not authorized by the Trust to give any information or to make any representations other than those contained in the current registration statements and prospectuses of the Trust filed with the SEC or contained in Shareholder reports or other material that may be prepared by or on behalf of the Trust for the Distributor's use. The Distributor may prepare and distribute sales literature and other material as it may deem appropriate, provided that such literature and materials have been prepared in accordance with applicable rules and regulations.

        ARTICLE 5. Registration of Shares. The Trust agrees that it will take all action necessary to register Shares under the federal and state securities laws so that there will be available for sale the number of Shares the Distributor may reasonably be expected to sell and to pay all fees associated with said registration. The Trust shall make available to the Distributor such number of copies of its currently effective prospectuses and statement of additional information as the Distributor may reasonably request. The Trust shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of the Trust.

        ARTICLE 6. Indemnification of Distributor. The Trust agrees to indemnify and hold harmless the Distributor and each of its Trustees and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees and disbursements incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Trust (as from time to time amended) included an untrue statement of a material tact or omitted to state a material tact required to be stated or necessary in order to make the statements made not misleading. However, the Trust does not agree to indemnify the Distributor or hold it harmless to the extent that the statements or omission was made in reliance upon, and in conformity with, information tarnished to the Trust by or on behalf of the Distributor.

        In no case (i) is the indemnity of the Trust to be deemed to protect the Distributor against any liability to the Trust or its Shareholders to which the Distributor or such person otherwise would be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Trust to be liable to the Distributor under the indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any person indemnified unless the Distributor or other person shall have notified the Trust in writing of the claim within a reasonable time alter the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or such other person (or alter the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Trust of any claim shall not relieve the Trust from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

        The Trust shall be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any claims subject to this indemnity provision. If the Trust elects to assume the defense of any such claim, the defense shall be conducted by counsel chosen by the Trust and satisfactory to the indemnified defendants in the suit whose approval shall not be unreasonably withheld. In the event that the Trust elects to assume the defense of any suit and retain counsel, the identified defendants shall bear the fees and expenses of any additional counsel retained by them. If the Trust does not elect to assume the defense of a suit, it will reimburse the indemnified defendants for the reasonable fees and expenses of any counsel retained by the indemnified defendants.

        The Trust agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or Trustees in connection with the issuance or sale of any of its Shares.

        ARTICLE 7. Indemnification of Trust. The Distributor covenants and agrees that it will indemnity and hold harmless the Trust and each of its Trustees and officers and each person, if any, who controls the Trust within the meaning of Section 15 of the Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) based upon the 1933 Act or any other statute or common law and arising by reason of any person acquiring any Shares, and alleging a wrongful act of the Distributor or any of its employees or alleging that the registration statement, prospectus, Shareholder reports or other information filed or made public by the Trust (a- from time to time amended) included an untrue statement of a material tact or omitted to state a material tact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Distributor.

        In no case (i) is the indemnity of the Distributor in favor of the Trust or any other person indemnified to be deemed to protect the Trust or any other person against any liability to which the Trust or such other person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Trust or any person indemnified unless the Trust or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time alter the summons or other first written notification giving information of the nature of the claim shall have been served upon the Trust or upon any person (or after the Trust or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which ft may have to the Trust or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph.

        The Distributor shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by the Distributor and satisfactory to the indemnified defendants whose approval shall not be unreasonably withheld. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the indemnified defendants in the suit for the reasonable fees and expenses of any counsel retained by them.

        The Distributor agrees to notify the Trust promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Trust's Shares.

        ARTICLE 8. Effective Date. This Agreement shall be effective upon its execution, and unless terminated as provided, shall continue in force for one year from the effective date and thereafter from year to year, provided that such annual continuance is approved by (i) either the vote of a majority of the Trustees of the Trust, or the vote of a majority of the outstanding voting securities of the Trust, and (ii) the vote of a majority of those Trustees of the Trust who are not parties to this Agreement or the Trust's Distribution Plan or interested persons of any such party ("Qualified Trustees"), cast in person at a meeting called for the purpose of voting on the approval. This Agreement shall automatically terminate in the event of its assignment. As used in this paragraph the terms "vote of a majority of the outstanding voting securities", "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act. In addition, this Agreement may at any time be terminated without penalty by the Distributor, by a vote of a majority of Qualified Trustees or by vote of a majority of the outstanding voting securities of the Trust upon not less than sixty days prior written notice to the other party.

        ARTICLE 9. Notices. Any notice required or permitted to be given by either party to the other shall be deemed sufficient if sent by registered or certified mail, postage prepaid, addressed by the party giving notice to the other party at the last address furnished by the other party to the party giving notice: if to the Trust, at 680 East Swedesford Road, Wayne, Pennsylvania, and if to the Distributor, at 680 East Swedesford Road, Wayne, Pennsylvania 19087.

        ARTICLE 10. Limitation of Liability. A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of Massachusetts, and notice is hereby given that this Agreement is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders of the Trust individually but binding only upon the assets and property of the Trust.

        ARTICLE 11. Governing Law. This Agreement shall be construed in accordance with the laws of the state of Massachusetts and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the state of Massachusetts, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

        ARTICLE 12. Multiple Originals. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

        IN WITNESS, the Trust and Distributor have each duly executed this Agreement, as of the day and year above written.


                                               SEI INDEX FUNDS


                                               By:________________________


                                               Attest:____________________



                                               SEI FINANCIAL SERVICES

                                               COMPANY


                                               By:_________________________


                                               Attest:_____________________

                               DISTRIBUTION PLAN
                                SEI INDEX FUNDS

                                    CLASS E


       WHEREAS, SEI Index Funds (the "Trust") is engaged in business as an open-end investment company registered under the Investment Company Act of 1940, as amended ("1940 Act"); and

       WHEREAS, the Trustees of the Trust have determined that there is a reasonable likelihood that the following Distribution Plan will benefit the Portfolios of the Trust listed on Exhibit A hereto (the "Portfolios") and the owners of the Class E of shares of such Portfolios (the "Shares");

       NOW, THEREFORE, the Trustees of the Trust hereby adopt this Distribution Plan pursuant to Rule 12b-1 under the 1940 Act.

       Section 1. The Trust has adopted this Class E Distribution Plan ("Plan") to enable the Trust to directly or indirectly bear expenses relating to the distribution of the Shares of the Portfolios.

       Section 2. The Trust may incur expenses for the items stipulated in
Section 3 of this Plan in an amount equal to .05% of the average daily net assets of the Shares of the Portfolios. All expenditures pursuant to this Plan shall be made only pursuant to authorization by the President, any Vice President or the Treasurer of the Trust. If there should be more than one series of Trust shares, expenses incurred pursuant to this Plan shall be allocated among the several series of the Trust on the basis of their relative net asset values, unless otherwise determined by a majority of the Qualified Trustees.

       In addition, the Trust will pay the Distributor a fee on the Shares of the Portfolios up to the amount set forth on Exhibit A. The Distributor may use this fee for compensation for its services in connection with distribution assistance or the provision of shareholder services.

       Section 3. Expenses permitted pursuant to this Plan shall include, and be limited to, the following:

       (a) The incremental printing costs incurred in producing for and distributing to persons other than current shareholders of the Trust the reports, prospectuses, notices and similar materials that are prepared by the Trust for current shareholders;

       (b)     advertising;

       (c) the costs of preparing, printing and distributing any literature used in connection with the offering of the Trust's Shares and not covered by Section 3(a) of this Plan; and

       (d) expenses incurred in connection with the promotion and sale of the Trust's Shares including, without limitation, travel and communication expenses and expenses for the compensation of and benefits for sales personnel.

       Section 4. This Plan shall not take effect with respect to any Portfolio until it has been approved (a) by a vote of at least a majority of the outstanding voting securities of the Shares of such Portfolio; and (b) together with any related agreements, by votes of the majority of both (i) the Trustees of the Trust and (ii) the Qualified Trustees, cast in person at a Board of Trustees meeting called for the purpose of voting on this Plan or such agreement.

       Section 5. This Plan shall continue in effect for a period of more than one year after it takes effect only for so long as such continuance is specifically approved at least annually in the manner provided in Part (b) of
Section 4 herein for the approval of this Plan.

       Section 6. Any person authorized to direct the disposition of monies paid or payable by the Trust pursuant to this Plan or any related agreement shall provide to the Trustees of the Trust, at least quarterly, a written report of the amounts so expended and the purposes for which such expenditures were made.

       Section 7. This Plan may be terminated at any time by the vote of a majority of the Qualified Trustees or by vote of a majority of the outstanding voting securities of the Shares of the Portfolios.

       Section 8. All agreements with any person relating to implementation of this Plan shall be in writing, and any agreement related to this Plan shall provide (a) that such agreement may be terminated at any time, without payment of any penalty, by the vote of a majority of the Qualified Trustees or by the vote of Shareholders holding a majority of the Trust's outstanding voting securities, on not more than 60 days written notice to any other party to the agreement; and (b) that such agreement shall terminate automatically in the event of its assignment.

       Section 9. This Plan may not be amended to increase materially the amount of distribution expenses permitted pursuant to Section 2 hereof without the approval of shareholders holding a majority of the outstanding voting securities of the Shares of the Portfolios, and all material amendments to this Plan shall be approved in the manner provided in Part (b) of Section 4 herein for the approval of this Plan.

       Section 10. As used in this Plan, (a) the term "Qualified Trustees" shall mean those Trustees of the Trust who are not interested persons of the Trust, and have no direct or indirect financial interest in the operation of this Plan or any agreements related to it, and (b) the terms "assignment" and "interested person" shall have the respective meanings specified in the 1940 Act and the rules and regulations thereunder, subject to such exemptions as may be granted by the Securities and Exchange Commission.

       Section 11. While this Plan is in effect, the selection and nomination of those Trustees who are not interested persons of the Trust within the meaning of
Section 2(a)(19) of the 1940 Act shall be committed to the discretion of the Trustees then in office who are not interested persons of the Trust.

       Section 12. This Plan shall not obligate the Trust or any other party to enter into an agreement with any particular person.

                                   EXHIBIT A



S&P 500 Index Portfolio                                                  .15%

                                       13